Exhibit 99.2

American Rebel Holdings, Inc. (NASDAQ: AREB) and American Rebel Light Beer Announce Indiana Expansion with Working Distributors Partnership, Driving Nationwide Momentum in Distributor-First Growth

Family-owned Southwestern Indiana wholesaler, Working Distributors (AB), to deliver America’s Patriotic Beer across Knox, Warrick, Posey, Gibson, and Vanderburgh counties, amplifying reach alongside Zink Distributing as, American Rebel™, America’s Patriotic Brand continues building a breakout U.S. success story.

Nashville, TN, Jan. 08, 2026 (GLOBE NEWSWIRE) — American Rebel Holdings, Inc. (NASDAQ: AREB) (“American Rebel” or the “Company”), America’s Patriotic Brand and maker of American Rebel Light Beer (www.americanrebelbeer.com)—America’s Patriotic, God-Fearing, Constitution-Loving, National Anthem-Singing, Stand-Your-Ground Beer—today announced a strategic distribution partnership with Working Distributors, a respected, family-owned Anheuser-Busch (AB) wholesaler serving Southern Indiana.

“We’ve always promised investors that American Rebel Light Beer would partner with the strongest, most committed distributors in America—and Working Distributors exemplifies that top-tier excellence, bringing unmatched credibility, infrastructure, and shared values to our expanding network,” said Andy Ross, Chief Executive Officer of American Rebel Holdings, Inc. (NASDAQ: AREB). “Every new distributor doesn’t just add territory; it fuels unstoppable momentum in our national rollout, now accelerating across Indiana alongside powerhouse expansions in Pennsylvania, Massachusetts, and Arkansas through our proven Distributor-First strategy. From day one, we set out to create an all-natural light beer that’s low-calorie, low-carb, and tastes incredible—and we’ve succeeded beyond expectations with a clean, crisp brew that’s as refreshing as it is patriotic. We love this great country and the timeless values it stands for—faith, freedom, and unyielding patriotism—and we proudly emblazon those on every can. This allows our consumers, who share that deep love for America, to celebrate life, toast to freedom, and honor the USA while enjoying a cold American Rebel Light Beer. Rebel Up, America!”

This agreement expands American Rebel Light Beer’s presence in Indiana, building on the Company’s existing partnership with Zink Distributing, and strengthens coverage across the state as part of American Rebel’s Distributor-First national expansion strategy.

Working Distributors (Working Distributors) becomes the Company’s second Indiana distributor, marking another milestone in a month of rapid growth that includes new partnerships with Wilson McGinley, Muller Distributing, Mid-State Beverage Company, Banko Beverage Company, and Ace Distributing in Pennsylvania; Commercial Distributing Company in Massachusetts; and C & C Distributors in Arkansas. Additional discussions are underway to complete full Indiana coverage.

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“We’re thrilled that Working Distributors is expanding our footprint in Indiana and strengthening our coverage across key Southwestern counties like Knox, Warrick, Posey, Gibson, and Vanderburgh,” said Todd Porter, President of American Rebel Beverages. “Working Distributors is a top-tier Anheuser-Busch distributor with deep family roots since 1965 and a proven reputation for execution, they embody the patriotic values and excellence that American Rebel Light Beer seeks in partners. This builds on our strong collaboration with Zink Distributing in Indiana and fuels the momentum of our Distributor-First strategy, driving American Rebel Light Beer’s nationwide expansion. Rebel Up, Indiana!”

Working Distributors + American Rebel Light Beer: A Powerful Combination

Founded in 1966, Working Distributors has grown into one of Southern Indiana’s most respected beverage wholesalers. As a top-tier AB distributor, the company is known for its operational excellence, strong retail relationships, and deep community involvement.

Working Distributors services Knox, Warrick, Posey, Gibson, and Vanderburgh counties, supported by modern warehouse facilities and a high-frequency delivery network. Their portfolio includes leading domestic, import, and craft brands—giving American Rebel Light Beer immediate credibility alongside category leaders.

Working Distributors brings American Rebel Light Beer:

●	Regional strength: Anchored coverage across five key Southern Indiana counties.
●	Top-tier AB wholesaler credibility: A proven performer with strong execution standards.
●	Portfolio strength: Distributor of leading domestic, import, and craft brands.
●	Serious infrastructure: Modern warehouse facilities and six-day-a-week delivery.
●	Proven execution: Decades of experience building brands and serving retailers.
●	Patriotic alignment: Longstanding support of veterans, charities, and civic institutions—values that mirror American Rebel’s brand identity.

About Working Distributors (Indiana)

About Working Distributors, Working Distributors. Founded in 1965, Working Distributors is a family-owned Anheuser-Busch wholesaler based in Evansville, Southwestern Indiana. Serving Knox, Warrick, Posey, Gibson, and Vanderburgh counties, the company boasts a diverse portfolio of domestic, import, craft, and non-alcoholic brands. Renowned for its top-tier retail relationships, deep community involvement—including sponsorships of local events like Evansville Otters games—and unwavering commitment to excellence, Working Distributors stands as a trusted, forward-looking partner for suppliers and retailers, driving innovation and growth in the region as it celebrates 60 years of market leadership.

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Working Distributors exemplifies the enduring spirit of family-owned American enterprise in the beverage wholesale sector, having evolved from modest beginnings into a dominant force in Southwestern Indiana. Established in December 1965 by Milton and Sharon Working as Working Beverage, the company initially focused on distributing brands like Schlitz, Old Milwaukee, and Carling Black Label from a small Evansville base. Through strategic expansions, including key acquisitions in 1984 and 1987 that solidified its Anheuser-Busch partnership, it reincorporated as Working Distributors and grew to become the largest wholesaler in the Evansville market by 1981. Today, as the sole remaining wholesaler in the area, it operates from a state-of-the-art facility built in 2002, emphasizing efficiency, scalability, and superior service. With third-generation leadership on the horizon, the company maintains a staff rich in experience—over 100 collective years in beer distribution—and a culture that prioritizes pride, dedication, and exceeding expectations, making it an ideal collaborator for brands like American Rebel Light Beer seeking nationwide momentum through distributor-first strategies.

The portfolio’s breadth—encompassing premium domestic staples, innovative crafts, global imports, and health-conscious non-alcoholics—caters to evolving consumer demands, while its exclusive Anheuser-Busch alignment positions it within a network of excellence, akin to wholesalers recognized in programs like Ambassadors of Excellence for performance and community impact. Working Distributors’ bullish trajectory is evident in its ability to thrive amid industry consolidation, leveraging strong retail ties to ensure seamless market penetration and visibility. This operational prowess not only supports suppliers with reliable infrastructure but also amplifies brand traction in a competitive landscape, promising accelerated growth for partners amid Indiana’s vibrant beer scene.

Community engagement forms the cornerstone of Working Distributors’ ethos, fostering loyalty through active sponsorships and initiatives that resonate with patriotic, values-driven narratives. For instance, longstanding partnerships with the Evansville Otters baseball team include Thirsty Thursday promotions, Red, White and Blue Nights, and heritage celebrations, which build goodwill and align with themes of freedom and local pride—perfectly complementing American Rebel’s unapologetically American branding. Broader economic contributions, such as sponsoring the Evansville Regional Economic Partnership’s 2025 Annual Meeting & Dinner, underscore its role in regional vitality, collaborating with networks like the Indiana Value Chain and sector partnerships to promote resilience and prosperity. As it marks its 60th anniversary in 2025, Working Distributors remains poised for future triumphs, embodying the resilience and innovation that define top-tier wholesalers, and offering a launchpad for emerging successes like American Rebel Light Beer’s expansion.

About American Rebel Holdings, Inc. (NASDAQ: AREB)

American Rebel Holdings, Inc. (NASDAQ: AREB) — America’s Patriotic Brand — began as a designer, manufacturer and marketer of branded safes and personal security and self-defense products and has evolved into a diversified patriotic lifestyle company with offerings in safes, concealed carry products, apparel, accessories, and beverages.

With the introduction and rapid growth of American Rebel Light Beer—America’s Patriotic, God-Fearing, Constitution-Loving, National Anthem-Singing, Stand-Your-Ground Beer—the Company continues to execute its distribution-first growth strategy across the United States and is leveraging its brand position as “America’s Patriotic Brand™” to build a scalable national platform across multiple consumer categories.

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To learn more, visit www.americanrebel.com and www.americanrebelbeer.com.

Watch the American Rebel Story as told by our CEO Andy Ross: The American Rebel Story

Media Inquiries

Monica Brennan

Monica@NewtoTheStreet.com

American Rebel Light Beer – Retail & Distribution Opportunities

Todd Porter

President, American Rebel Beverages

tporter@americanrebelbeer.com

Investor Relations

ir@americanrebel.com

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements regarding: the anticipated benefits of the Company’s distribution-first strategy; expected performance of the partnership with Working Distributors and other recently added distributors; the timing, scope and success of planned on-premise and off-premise rollouts in Indiana, Pennsylvania, Massachusetts, Arkansas, and other markets; the Company’s ability to convert interest from the 2025 National Beer Wholesalers Association (NBWA) Annual Convention into additional distribution agreements, new market entries or other business opportunities; and potential or anticipated future retail authorizations or expansions with regional and national chains.

These forward-looking statements are based on current expectations, estimates, projections and assumptions and are not guarantees of future performance. Actual results may differ materially due to a variety of factors, including, among others: the Company’s ability to successfully negotiate and execute definitive agreements with potential new distributors identified at NBWA 2025 or through other business development activities; whether any such agreements, if executed, result in meaningful sales volume or profitability; the performance of existing and new distributors, including Working Distributors, Wilson McGinley, Muller Distributing, Mid-State Beverage Company, Banko Beverage Company, Ace Distributing, Commercial Distributing Company, and C & C Distributors; competitive responses from other beer brands; general economic and market conditions; supply chain and production risks; regulatory changes; and other risks described from time to time in the Company’s filings with the Securities and Exchange Commission.

In addition, initial retail placements and authorizations — including those with national, regional, specialty and convenience chains — do not guarantee long-term placement, expanded distribution, future purchase orders or successful sell-through of American Rebel Light Beer. Retail authorizations may be limited in time or geography, may be subject to test or trial periods, and may be reduced, modified or discontinued by the retailer at any time based on factors such as consumer demand, category performance, competitive activity, pricing, promotions, supply reliability, merchandising support and retailer strategy. Even where American Rebel Light Beer has secured shelf, cold box or tap handle placement, there can be no assurance that consumers will purchase the product at levels sufficient to sustain or grow distribution.

Other important risk factors that may affect the Company’s business, results of operations and financial condition are described in American Rebel’s filings with the U.S. Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. American Rebel undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

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